SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934


Date of Report (Date of Earliest Event Reported)        March 13, 1996

QUADRAX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware				0-16052           	 05-0420158
(State or Other 		(Commission File Number)      (IRS Employer
Jurisdiction of 				             dentification No.)
Incorporation)

300 High Point Avenue,  Portsmouth, RI             02871
(Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code  (401) 683-6600



 					Not Applicable
(Former Name or Former Address, If Changed Since Last Report.)



ITEM 7.  Financial Statements Pro Forma Financial Information and Exhibits.

	(a)  Financial Statements of Businesses Acquired.

Automatic waiver applies under Regulation 228.310 (C) (3) (ii) of Reg S-B. None of the conditions in the definition of a significant subsidiary exceeds 20% and the required audited financial statements are not available.

	(b)  Pro Forma Financial Information.

As previously reported on January 15, 1996, the Company on December 29, 1995, acquired all of the outstanding stock of Lion Golf of Oregon, Inc., "Lion Golf", a manufacturer and distributor of golf equipment for $42,200 in common stock of the Company and the issuance of its contingent Note payable of $1,250,000 based on future earnings of Lion Golf, payable to the principal shareholder of Lion Golf. The Company is accounting for this acquisition using the purchase method. Accordingly, the purchase price was allocated to the assets acquired based on their estimated fair values. This treatment resulted in no excess of cost over assets acquired as of December 31, 1995.

Attached hereto, are the Company's Unaudited Pro-Forma Condensed Consolidated Statements of Operations for the years ended December 31, 1995 and December 31, 1994. Earnings per share calculations have been adjusted to reflect the issuance of 50,000 shares of the Company's common stock to Lion Golf's former shareholders. No other pro-forma adjustments have been made to the condensed consolidated statements of operations. For financial statement purposes as of December 31, 1995, the Company's Lion Golf subsidiary Balance Sheet will be reported in the Company's Audited Consolidated Balance Sheet as of this date.

                     QUADRAX CORPORATION
             Consolidated Statements of Operations
                        (Unaudited)

                                        Year Ended December 31,
                                          1995           1994
Revenue:
        Sales                            $4,601,113     $833,999
        Interest income                      33,726        2,316
        Other income                              0       24,104

                          TOTAL REVENUE   4,634,839      860,419

Expenses:
        Cost of goods sold                3,413,130      106,453
        Research and development            545,025    1,690,871
        Selling, general and administrat  5,049,988    3,981,999
        Depreciation and amortization       912,547      824,298
        Interest expense                     80,454      204,700
        Financing related expenses                0    5,568,733
        Reserve for restructuring costs   2,600,000            0

                         TOTAL EXPENSES  12,601,144   12,377,054

                               NET LOSS ($7,966,305)($11,516,635)
              NET LOSS PER COMMON SHARE      ($0.56)      ($2.09)

                  WEIGHTED AVERAGE COMMON
                       SHARES OUTSTANDING 14,251,781    5,506,121


 Condensed Consolidated  Pro-Forma Statements of Operations (unaudited)

        Total revenue                    $7,323,005   $4,589,749
        Cost of sales                     5,484,503    2,857,645
                           GROSS PROFIT   1,838,502    1,732,104

Expenses:
        Selling general and administrati  7,338,451    7,539,451
        Interest                            221,007      339,263
        Financing related costs                   0    5,568,733
        Reserve for restructuring costs   2,600,000      200,247
                                         10,159,458   13,647,694

    PRO FORMA LOSS BEFORE INCOME TAXES  ($8,320,956)($11,915,590)
                  PRO FORMA INCOME TAX       42,000            0

                        PRO FORMA LOSS  ($8,278,956)($11,915,590)

       PRO FORMA LOSS PER COMMON SHARE     ($0.58)      ($2.14)

               WEIGHTED AVERAGE COMMON
                    SHARES OUTSTANDING   14,301,781    5,556,121

	(c)  Exhibits.

	None



Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       		Quadrax Corporation



 March 13, 1996                        		/s/ James J. Palermo
        (Date)                            James J. Palermo, Chairman and
                                          Chief Executive Officer



 March 13, 1996                          /s/ Edward A. Stoltenberg
	(Date)	                                 Edward A. Stoltenberg, Chief
                                         Financial Officer and
                                         Principal  Accounting Officer